                                                                     EXHIBIT 4.1

PREFERRED STEP-UP                                              PREFERRED STEP-UP
 REIT SECURITIES                                                REIT SECURITIES

PA

                      NATIONWIDE HEALTH PROPERTIES, INC.

                FORMED UNDER THE LAWS OF THE STATE OF MARYLAND

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                                        CUSIP 638620 20 3


THIS CERTIFIES THAT





IS THE RECORD HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF 7.677% SERIES A CUMULATIVE PREFERRED
               STEP-UP REIT SECURITIES, PAR VALUE $1.00 PER SHARE

of Nationwide Health Properties, Inc. transferable on the share register of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Reference is made to the statement on the reverse hereof with respect to the classes or series of shares, and certain restrictions on the transferability thereof.

  Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ DON M. PEARSON                                       /s/ R. BRUCE ANDREWS
SECRETARY                                                PRESIDENT


COUNTERSIGNED AND REGISTERED:
                             THE BANK OF NEW YORK
                                     TRANSFER AGENT AND REGISTRAR

BY

                                             AUTHORIZED SIGNATURE


                 [SEAL OF NATIONWIDE HEALTH PROPERTIES, INC.]

                      NATIONWIDE HEALTH PROPERTIES, INC.

     Nationwide Health Properties, Inc. is authorized to issue two classes of shares, Common and Preferred, and the Preferred may be issued in one or more series. The corporation will furnish to any stockholder, on request and without charge, a statement of the designations, preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class, or series, which the corporation is authorized to issue and any other information required by Section 2-211 of the Corporations and Associations Article of the Annotated Code of Maryland. The board of directors of the corporation has authority to fix all or any of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued Preferred shares or of any wholly unissued series of Preferred shares, the number of shares constituting any unissued series of Preferred shares, and the designations of such shares.

     The transfer of these shares to any person who would thereby hold beneficial interest of more than 9.9% of the outstanding shares of stock of the Corporation may be prohibited or void or subject to other transfer restriction or redemption rights as set forth in the Articles of Incorporation. The Corporation will furnish information concerning such restrictions to any stockholder on request and without charge.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM -- as tenants in common                    UNIF GIFT MIN ACT --  ___________________Custodian_______________
      TEN ENT -- as tenants by the entireties                                      (Cust)                      (Minor)
      JT TEN  -- as joint tenants with right of                                under Uniform Gifts to Minors
                 survivorship and not as tenants                               Act _______________________________________
                 in common                                                                       (State)
                                                         UNIF TRF MIN ACT --  _____________Custodian (until age____________)
                                                                              (Cust)
                                                                              ______________________under Uniform Transfers
                                                                              (Minor)
                                                                              to Minors Act________________________________
                                                                                                    (State)

    Additional abbreviations may also be used though not in the above list.

    FOR VALUE RECEIVED,___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFICATION NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------Shares
of the capital stock represented by the within Certificate, and do hereby constitute and appoint

------------------------------------------------------------------------Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_____________________________

                                      X_______________________________________

                                      X_______________________________________
Signature(s) Guaranteed          NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT
                                          MUST CORRESPOND WITH THE NAME(S) AS
                                          WRITTEN UPON THE FACE OF THE
                                          CERTIFICATE IN EVERY PARTICULAR,
                                          WITHOUT ALTERATION OR ENLARGEMENT
                                          OR ANY CHANGE WHATEVER.

By___________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAMS, PURSUANT TO S.E.C. RULE 17Ad-15.